                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             October 14, 1997


                           AMERITECH CORPORATION
          (Exact name of registrant as specified in its charter)

                                 Delaware
              (State of other jurisdiction of incorporation)


    1-8612                                          36-3251481
Commission File Number                       IRS Employer ID No.


              30 South Wacker Drive, Chicago, Illinois 60606
                 (Address of principal executive offices)

     Registrant's telephone number, including area code: (312)750-5000

Item 7. Financial Statements and Exhibits


     Ameritech today reported record third-quarter profits, its 16th consecutive quarter of double-digit earnings growth before one-time items.

     Earnings per share grew 11.7% to $1.05 in the third quarter before a one-time gain, compared with 94 cents in the third quarter of 1996. Earnings before the gain increased 11.0% to $576 million, from $519 million in the third quarter a year ago. Third-quarter revenues rose 7.6% to $4.01 billion, compared with $3.72 billion in the third quarter of 1996.

     During the third quarter of 1997, Ameritech realized a one-time after-tax gain of $37 million or 7 cents per share from the sale of its stake in Sky Network Television Limited of New Zealand. Including the gain, reported earnings per share in the third quarter were up 19.1% to $1.12 per share, and reported net income was up 18.1% to $613 million.

     Ameritech's third-quarter growth included:

     30% annual growth in cellular customers to 3.0 million.
     34% annual increase in paging customers to 1.4 million.
     3.3% annual increase in access lines to 20.2 million.
     11.6% annual growth in network access minutes of use.
     43% annual increase in security monitoring customers to 578,000.

     During the past three months, Ameritech made significant progress in furthering its growth strategies. Highlights include:

     Expanded in the high-growth security monitoring business by acquiring in early October the security monitoring assets of Republic Industries, Inc. and Rollins, Inc. With these transactions, SecurityLink from Ameritech now has about one million customers and a presence in 92 of the United States' 100 largest metropolitan areas.

     Continued expansion of americast[TM] enhanced cable television service. Ameritech now has 53 franchise agreements with communities covering more than 2.2 million people and offers its enhanced cable TV service in 32 communities in Illinois, Michigan and Ohio. Ameritech is winning more than one out of every three cable TV households where its service has been marketed.

     Increased its cellular capabilities through an acquisition that will double its number of owned retail stores in the Chicago metro area and through launch of ClearPath[SM] digital cellular service in Chicago and Detroit, Ameritech's two largest markets. ClearPath increases network capacity and gives customers a host of new benefits including improved call clarity, longer talk time and added calling features such as Caller ID and voice mail.

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (Dollars in millions, except per share amounts)

                                          Three Months Ended
                                             September 30           %
                                        1997(1)       1996(1)     Change
                                      (Unaudited)   (Unaudited)

Revenues                                 $4,006       $3,722      7.6%
Operating expenses                        3,044        2,849      6.9%
Operating income                            962          873     10.1%
Other income, net (2)                       127           74     71.6%
Interest expense                            123          130     (5.4)%
Income before income taxes                  966          817     18.2%
Income taxes                                353          298     18.5%
Net income                               $  613       $  519     18.1%

Average common shares
   Outstanding  (000)                   549,035      549,830     (0.1)%

Earnings per common share                 $1.12        $0.94     19.1%
Dividends declared per
   common share                          $0.565       $0.530      6.6%

(1) Income before one-time items rose 11.0 percent to $576 million from $519 million in the third quarter of 1996. Earnings per share before one-time items grew 11.7 percent to $1.05 per share, up from $0.94 per share in the third quarter of 1996. See note (2) for details of the one-time item reflected in 1997.

(2) 1997 results include a $52 million pretax gain ($37 million after-tax or $0.07 per share) resulting from the sale of our 12.5 percent interest in Sky Network Television of New Zealand.

                         CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in millions, except per share amounts)

                                           Nine Months Ended
                                              September 30          %
                                        1997 (1)      1996 (1)    Change
                                      (Unaudited)   (Unaudited)

Revenues                                $11,851       $11,033      7.4%
Operating expenses                        8,936         8,392      6.5%
Operating income                          2,915         2,641     10.4%
Other income, net (2)                       178           198    (10.1)%
Interest expense                            371           382     (2.9)%
Income before income taxes                2,722         2,457     10.8%
Income taxes                              1,036           893     16.0%
Net income                              $ 1,686       $ 1,564      7.8%

Average common shares
   outstanding  (000)                   549,840       552,575     (0.5)%

Earnings per common share                 $3.07         $2.83      8.5%

Dividends declared per
   common share                          $1.695        $1.590      6.6%

(1) Income before one-time items rose 11.0 percent to $1,736 million from $1,564 million in the first nine months of 1996. Earnings per share before one-time items grew 11.7 percent to $3.16 per share, up from $2.83 per share in the first nine months of 1996. See note (2) for details of the one-time items reflected in 1997.

(2) 1997 results include an $87 million after-tax net charge ($0.16 per share) related to our share of the costs of a work force restructuring at Belgacom, the national communications company in Belgium. We are a
     17.5 percent owner and strategic partner in Belgacom.

     1997 results also include a $52 million pretax gain ($37 million after-tax or $0.07 per share) resulting from the sale of our 12.5 percent interest in Sky Network Television of New Zealand.

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Dollars in millions)
                                                                 Change
                                                                  from
                                       Sept. 30      Sept. 30    Dec. 31
                                         1997          1996       1996
ASSETS                              (Unaudited)

Current assets                         $ 4,525     $ 3,799      $  726
Property, plant and equipment           13,586      13,507          79
Investments, primarily international     1,924       2,323        (399)
Other assets and deferred charges        4,531       4,078         453
Total assets                           $24,566     $23,707      $  859


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year          $ 3,583     $ 3,155      $  428
Other current liabilities                3,853       3,677         176
Long-term debt                           4,065       4,437        (372)
Deferred credits and
   other long-term liabilities           5,067       4,751         316
Shareowners' equity                      7,998       7,687         311
Total liabilities and
   shareowners' equity                 $24,566     $23,707      $  859


                  SELECTED FINANCIAL AND OPERATING DATA
                               (Unaudited)
                          (Dollars in millions)

                                       Sept. 30      Sept. 30       %
                                         1997          1996       Change
Debt ratio                                48.9%         51.7%     (5.4)%
Customer lines (000's)                  20,204        19,552       3.3%
Employees                               69,056        65,790       5.0%
Telephone company employees             50,603        50,712      (0.2)%
Customer lines per telephone
   company employee                        399           386       3.4%

Return on average
   equity - annualized    Qtr.            29.1%         27.8%      4.7%
                          YTD             28.7%         28.2%      1.8%
Return on average total
   capital - annualized   Qtr.            18.3%         16.5%     10.9%
                          YTD             17.8%         16.9%      5.3%

Construction activity     Qtr.             $652         $657      (0.8)%
                          YTD            $1,829       $1,679        8.9%

                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 14, 1997
                                   AMERITECH CORPORATION

                                   By /s/ Bruce B. Howat
                                   Bruce B. Howat
                                   Secretary